Exhibit 99.1
Universal's Insurance Subsidiaries Complete 2026-2027 Reinsurance Program

•Successfully secured a combined UPCIC and APPCIC catastrophe reinsurance program with no material changes to historical reinsurance partners or terms and conditions.

•Added $352 million of multi-year coverage, extending through the 2027-2028 treaty period, most of which sits below the FHCF attachment point.

•The largest private reinsurance participants all maintain a rating from AM Best of ‘A’ or higher (Nephila Capital/Markel, RenaissanceRe, Munich Re, Chubb Tempest Re, Ariel Re, Everest Re and Lloyd’s of London syndicates).

Fort Lauderdale, Fla., May 28, 2026 – Universal Insurance Holdings, Inc. (NYSE: UVE)(“Universal” or the “Company”) today announced the completion by Universal Property & Casualty Insurance Company (“UPCIC”) and American Platinum Property and Casualty Insurance Company (“APPCIC”), the Company’s wholly-owned insurance company subsidiaries, of their combined 2026-2027 reinsurance program, effective June 1, 2026.

“We are pleased to announce the completion of the 2026-2027 reinsurance program for our insurance companies,” said Matthew J. Palmieri, Chief Risk Officer. “The catastrophe reinsurance market is moderating after a benign 2025 Atlantic hurricane season, as well as from sweeping property insurance reforms passed in Florida, which have meaningfully stabilized the market. We secured first and subsequent event capacity at efficient pricing with our key, long standing reinsurance relationships, some of which have spanned three decades, and added more multi-year capacity in the process.”

UPCIC/APPCIC set the top of its combined reinsurance tower for a single All States (including Florida) event to $2.623 billion, an increase of approximately $50 million over the 2025-2026 treaty period. To further insulate future years, UPCIC has secured $352 million of catastrophe capacity with contractually agreed limits that extend coverage to include the 2027-2028 treaty period, of which $277 million sits below the Florida Hurricane Catastrophe Fund (FHCF) layer.
As of March 31, 2026, Florida represents less than 50% of the Company’s total insured value. The insurance entities’ combined $45 million first event statutory retention remains unchanged from the prior year.
About Universal
Universal Insurance Holdings, Inc. (NYSE: UVE) is a holding company providing property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We provide insurance products in the United States through both our appointed independent agents and our direct online distribution channels. Learn more at universalinsuranceholdings.com or get an insurance quote at Clovered.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Such statements may include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, including those risks and uncertainties described under the heading “Risk Factors” and “Liquidity and Capital Resources” in our 2025 Annual Report on Form 10-K, and supplemented in our subsequent Quarterly Reports on Form 10-Q. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and the most recent quarterly reports on Form 10-Q.

Investors/Media:
Arash Soleimani, CFA, CPA, CPCU, ARe
Chief Strategy Officer
asoleimani@universalproperty.com
954-804-8874
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